CONSENT OF INDEPENDENT ACCOUNTANTS
                                 ___________

      We consent to the incorporation by reference in this registration statement of Concurrent Computer Corporation on Form S-3 (File No. 333-5169) of our report dated August 15, 1995, except for
      Note 19, as to which the date is September 26, 1995, on our audits of the consolidated financial statements and financial statement schedules of Concurrent Computer Corporation. We also consent to the reference to our Firm under the caption "Experts."

                                         /s/ Coopers & Lybrand L.L.P.

                                             Parsippany, New Jersey
                                             June 26, 1996